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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           L.A.M. PHARMACEUTICAL, CORP


         In accordance with the Section 242 of the Delaware General Corporation Law, L.A.M. Pharmaceutical, Corp. (the "Corporation") hereby adopts the following amendment to its Certificate of Incorporation:

                                     ITEM I

         The section of the Corporation's Certificate of Incorporation entitled "Fourth" is hereby deleted in its entirety, and the following language is inserted in lieu thereof:

         "Fourth: The corporation shall have the authority to issue one hundred fifty million shares of common stock with a par value of $0.0001 per share."


                                     ITEM II

         This amendment shall be effective as of the date of the filing of this Certificate of Amendment.

                                    ITEM III

         This amendment was duly adopted and approved of by the unanimous written consent of the Board of Directors of the Corporation on January 7, 2004, and by the affirmative vote of the holders of a majority of the outstanding shares of Corporation's Common Stock, which vote was taken at the Special Meeting of Stockholders held on March 9, 2004, and which Special Meeting of Stockholders was specifically called for the purpose of adopting this amendment.

                                     ITEM IV

         Except as hereby amended, the Certificate of Incorporation of the Corporation shall remain the same.

         IN WITNESS WHEREOF, this Certificate of Amendment to the Corporation's Certificate of Incorporation is hereby executed as of this 10th day of March 2004.

                                       L.A.M. PHARMACEUTICAL, CORP.

                                       By: /s/ JOSEPH T. SLECHTA
                                           -------------------------------------
                                           Name: Joseph T. Slechta
                                           Title: President and Chief
                                                  Executive Officer